UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
May 20, 2011
Date of report (Date of earliest event reported)
STONE ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12074	72-1235413

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 E. Kaliste Saloom Road Lafayette, Louisiana	70508

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (337) 237-0410
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On May 20, 2011, at the 2011 Annual Meeting of Stockholders (the “2011 Annual Meeting”) of Stone Energy Corporation (“Stone”), which was held in New Orleans, Louisiana, the stockholders approved the First Amendment (the “First Amendment”) to the Stone Energy Corporation 2009 Amended and Restated Stock Incentive Plan (the “2009 Plan”). The First Amendment increases the number of shares of common stock that Stone may issue under the 2009 Plan, and the number of shares of common stock that may be issued under the 2009 Plan through incentive stock options by 2,800,000 shares, effective May 20, 2011.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On May 20, 2011, the Board of Directors of Stone awarded each nonemployee director 3,979 restricted shares with forfeiture restrictions lapsing in one year.
Item 5.07. Submission of Matters to a Vote of Security Holders.
     On May 20, 2011, Stone held the 2011 Annual Meeting in New Orleans, Louisiana. At the 2011 Annual Meeting the stockholders of Stone voted on the following proposals:
     (a) The election of eight individuals (identified in the table below) to Stone’s Board of Directors;
     (b) Ratification of the appointment of Ernst & Young LLP as Stone’s independent registered public accounting firm for the year ending December 31, 2011;
     (c) Approval of the First Amendment to the 2009 Plan to increase the number of shares available for issuance under the 2009 Plan;
     (d) Approval of the advisory resolution approving compensation paid to Stone’s named executive officers; and
     (e) Advisory vote on the frequency of future executive compensation advisory votes.
     On the record date for the 2011 Annual Meeting, there were 49,009,409 shares issued, outstanding and entitled to vote. Stockholders holding 44,101,998 shares were present at the meeting, in person or represented by proxy.
     At the 2011 Annual Meeting, the stockholders re-elected the following directors to serve as directors until the 2012 Annual Meeting of stockholders. Robert A. Bernhard decided not to stand for re-election at the 2011 Annual Meeting. The voting for re-election of directors was as follows:

	Votes For	Votes Withheld
George R. Christmas	38,844,782	565,992
B. J. Duplantis	38,580,871	829,903
Peter D. Kinnear	36,400,073	3,010,701
John P. Laborde	31,068,468	8,342,306
Richard A. Pattarozzi	27,536,239	11,874,535
Donald E. Powell	38,727,719	683,055
Kay G. Priestly	39,314,815	95,959
David H. Welch	38,415,610	995,164

     The stockholders ratified the appointment of Ernst & Young LLP as Stone’s independent registered public accounting firm for the fiscal year ending December 31, 2011, with 43,498,591 shares voted for ratification, 533,763 shares voted against ratification, and 69,644 shares abstained.
     A proposal to approve the adoption of the First Amendment to Stone’s 2009 Amended and Restated Stock Incentive Plan was approved by the stockholders at the 2011 Annual Meeting. The vote was 34,913,977 shares for, 4,146,970 shares against, and 349,827 shares abstained.
     The stockholders approved the advisory resolution approving compensation paid to Stone’s named executive officers. The vote was 37,661,599 shares for, 1,348,814 shares against, and 400,361 shares abstained.
     The stockholders voted on the frequency of future executive compensation advisory votes as follows:

Votes For
1. To take a periodic say-on-pay annually	25,050,462
2. To take a periodic say-on-pay vote once every two calendar years	8,250,027
3. To take a periodic say-on-pay vote once every three calendar years	5,721,129
4. To abstain from voting on the frequency of the say-on-pay vote	389,156
     In light of the voting results with respect to the frequency of stockholder votes on executive compensation, Stone’s Board of Directors has decided to implement an annual advisory vote on the compensation of named executive officers until the next required vote on the frequency of stockholder votes on the compensation of Stone’s named executive officers. Stone is required to hold votes on frequency of stockholder votes on the compensation of Stone’s named executive officers every six years.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, Stone Energy Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONE ENERGY CORPORATION
Date: May 23, 2011	By:	/s/ Andrew L. Gates, III
Andrew L. Gates, III
Senior Vice President, General Counsel and Secretary